UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 23, 2009

GARB OIL AND POWER CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-26999	87-0296694
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1588 South Main Street, Suite 200
Salt Lake City, Utah		84115
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 832-9865

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The amendment is filed to correct the name of the Company which was inadvertently misstated in the Report on Form 8-K filed on July 28, 2009.

Item 3.02 Unregistered Sales of Equity Securities

On or about July 8, 2009, the Company issued shares of its common stock as payment for liabilities owed to Mr. John Brewer. Mr. Brewer is an officer and a director of the Company. The transaction was a related party transaction. The Company issued 23,271,611 shares of common stock as payment for liabilities in the amount of $349,074.16. The directors by resolution found that the consideration was fair and adequate which the Company received for the shares issued to Mr. Brewer. Mr. Brewer abstained from approving the resolution authorizing the issuance of the shares and finding that the consideration for the shares was fair and adequate. The price per share was approximately $.015.

The Company’s transfer agent placed a restricted legend on the certificates issued in this transaction. The Company relied on Section 4(2) of the Securities Exchange Act of 1934 in issuing the securities. Mr. Brewer is knowledgeable about the affairs of the Company.

Exhibits:

The following exhibits are filed herewith or incorporated herein by reference. The SEC No. Refers to the Exhibit Table in Item 601 of Regulation S-K.

Exhibit No.	Description	Location

3.1	Article of Incorporation	Previously Filed Form 10
3.2	Bylaws	Previously filed Form 10
10.1	Employment Agreement with John Brewer	Previously filed Form 10
10.2	Agreement with Giant Tire Recyclers, Inc	Previously filed.
(10-KSB, 6-30-97)
10.3	Project Development and Construction Agreement	Previously filed.
	With Trenergy, Inc.	(8-K, 5-11-98)
10.4	Extension Agreement with Giant Tire Recyclers, Inc.	Previously filed.
(10-KSB, 6-30-01)
10.5	Agreement between Garbalizer Corporation	Previously filed.
	and the Company.	(10-KSB, 6-30-04)
10.6	Employment Agreement with Louis J. Zant.	Previously filed
(8-K, 6-20-05)
21.1	List of Subsidiaries	Previously filed.
(10-KSB, 6-30-95)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Garb Oil and Power Corporation
Registrant

Dated: July 29, 2009	By:	/s/ Matthew Shepard
Matthew Shepard, President